UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 06, 2025

HELIOS TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Florida	001-40935	59-2754337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7456 16th St E
Sarasota, Florida		34243
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 941 362-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value	HLIO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2025, Helios Technologies (the “Company”) announced that the board of directors of the Company (the “Board”) has promoted Sean Bagan to President and Chief Executive Officer of the Company, effective January 6, 2025. The Board intends to nominate Mr. Bagan to its Board for election at the June 2025 Annual Meeting. Mr. Bagan will continue to serve as Chief Financial Officer while the Company conducts a search process to identify a permanent Chief Financial Officer, which will include internal and external candidates. In connection with Mr. Bagan’s appointment, Chairman Philippe Lemaitre, serving as Executive Chairman, will resume his role as Non-Executive Chairman.

Mr. Bagan, age 49, previously served as Interim President, Chief Executive Officer and Chief Financial Officer beginning in July 2024. Sean Bagan has served as Chief Financial Officer of Helios since August 2023. He joined the Company after spending 23 years at Polaris Inc., a global leader in powersports and off-road innovation and began his career with Arthur Andersen, LLP.

In connection with Mr. Bagan’s promotion, the Company has offered Mr. Bagan an initial base salary of $705,000 per year, and an annual cash incentive opportunity at a target of 100% of base salary. Additionally, Mr. Bagan will be eligible to receive annual equity awards at a target of 200%, pursuant to the terms of the Company’s shareholder approved equity plan.

Mr. Bagan will continue to participate in the Company’s previously disclosed Executive Severance and Change-in-Control Plans provided by the Company to other Officers. Mr. Bagan will be entitled to severance benefits in the event of a qualifying termination of employment that will include a termination by the Company without cause. Mr. Bagan will be covered by any Company indemnification policy and D&O insurance policies.

There are no reportable family relationships, as defined in Item 401 of Regulation S-K, between Mr. Bagan and any of the Company’s directors or executive officers or persons nominated or chosen to become a director or executive officer. There was no arrangement or understanding between Mr. Bagan and any other persons pursuant to which Mr. Bagan was selected as an officer, and Mr. Bagan does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On January 6, 2025, the Company issued a press release announcing the promotion of Sean Bagan to President and Chief Executive Officer of the Company, as described under Item 5.02, above. A copy of the press release is attached as Exhibit 99.1 to this Current Report. The information included in Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated January 6, 2025

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIOS TECHNOLOGIES, INC.

Date:	January 6, 2025	By:	/s/ Sean Bagan
Sean Bagan President, Chief Executive Officer, and Chief Financial Officer